UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2024

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Marina Boulevard, 4th Floor Brisbane, California 94005
(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of CareDx, Inc. (the “Company”) has appointed John W. Hanna as the Company’s President and Chief Executive Officer and as a Class III director of the Company, in each case effective April 15, 2024 (the “Effective Date”).

Prior to his appointment, Mr. Hanna, age 44, served as the Chief Executive Officer of Apton Biosystems, Inc., from April 2021 to August 2023. Apton Biosystems, Inc. was acquired by Pacific Biosciences of California, Inc. in August 2023, where Mr. Hanna served as Vice President of Corporate Development from August 2023 to March 2024. Mr. Hanna previously served for ten years with Veracyte, Inc. from September 2011 to March 2021, where his most recent position was as its Chief Commercial Officer since March 2017. Prior to Veracyte, Mr. Hanna held leadership roles at Humana and IBM. Mr. Hanna received a B.S. in Political Science from Hampden Sydney College in 2001 and an M.B.A. from the University of Miami in 2008.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Hanna. Mr. Hanna was not selected to serve as the Company’s President and Chief Executive Officer pursuant to any arrangement or understanding with any person.

Concurrent with Mr. Hanna’s appointment, the Company’s Office of the Chief Executive Officer was dissolved and its former members Michael D. Goldberg, Abhishek Jain and Alexander L. Johnson will continue to serve as the Chairperson of the Board, the Company’s Chief Financial Officer and the Company’s President of Patient & Testing Services, respectively.

In connection with his appointment, on March 24, 2024, Mr. Hanna and the Company entered into an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Hanna’s initial annualized salary will be $675,000, and he will be eligible to receive an annual performance bonus of up to 100% of his base salary (which will be pro-rated for 2024). His salary and performance bonus percentage may be increased in the future at the discretion of the Compensation and Human Capital Committee of the Board (the “Compensation Committee”). Mr. Hanna’s employment will be on an “at will” basis.

In connection with his appointment and as provided in the Offer Letter, Mr. Hanna was granted on the Effective Date (i) an option to purchase shares of the Company’s common stock (the “Inducement Option”), having a grant date fair value of $4,000,000, which option will vest over four years, with 25% of the total number of shares subject to the Inducement Option vesting on the one-year anniversary of the Effective Date and 1/48th of the total number of shares subject to the Inducement Option vesting at the end of each calendar month thereafter, and (ii) an award of restricted stock units (the “Inducement RSUs”), having a grant date value of $4,000,000, which will vest in four equal, annual installments beginning with the one-year anniversary of the Effective Date, in each case subject to Mr. Hanna’s continued services to the Company on each vesting date, except as otherwise provided in the Change of Control and Severance Agreement (as defined below). The Inducement Option and the Inducement RSUs were inducements material to Mr. Hanna aggrading to enter into employment with the Company and Mr. Hanna has not previously been an employee or director of the Company.

In connection with Mr. Hanna’s appointment, the Company also entered into a Change of Control and Severance Agreement (the “Change of Control and Severance Agreement”) with Mr. Hanna that will remain in effect for so long as Mr. Hanna remains employed by the Company. Pursuant to the Change of Control and Severance Agreement, if within three months prior to, or twelve months following, a “change of control” (as defined in the Change of Control and Severance Agreement) (such period, the “Change of Control Period”), the Company or its successor terminates Mr. Hanna’s employment without Cause or Mr. Hanna resigns for Good Reason, Mr. Hanna will be entitled to (a) a lump sum payment equal to eighteen months of Mr. Hanna’s annual base salary (at the greater of the rate in effect immediately prior to the change of control or the rate in effect immediately prior to the date of such termination), (b) acceleration of vesting with respect to 100% of any unvested equity awards (with any performance criteria being deemed achieved at target levels for the relevant performance period(s)), (c) a lump sum payment equal to 150% of Mr. Hanna’s annual bonus (equal to the greater of target bonus in effect for the fiscal year in which the change of control occurs or the target bonus in effect for the fiscal year in which the termination occurs) and (d) reimbursement of COBRA premiums for Mr. Hanna and his eligible dependents for eighteen months, provided, that such reimbursement will cease on the date that Mr. Hanna becomes covered under a similar plan. Pursuant to the Change of Control and Severance Agreement, if the Company or its successor terminates Mr. Hanna’s employment without Cause or Mr. Hanna resigns for Good Reason outside of the Change of Control Period, Mr. Hanna will be entitled to (i) twelve months’ severance based on Mr. Hanna’s annual base salary payable in accordance with the Company’s normal payroll, (ii) reimbursement of COBRA premiums for Mr. Hanna and his eligible dependents for twelve months, provided, that such reimbursement will cease on the date that Mr. Hanna becomes covered under a similar plan and (iii) if such termination occurs prior to the one year anniversary of Mr. Hanna’s start date, the equity awards granted to Mr. Hanna in connection with his initial appointment will vest pro rata based on the number of days that elapsed since his start date (but for the avoidance of doubt, only with respect to the initial 25% cliff vesting tranches otherwise scheduled to vest on the one year anniversary of Mr. Hanna’s start date).

Payment of the foregoing under the Change of Control and Severance Agreement is conditioned upon execution of a separation agreement and release of claims in favor of the Company. All terms used in this paragraph and not defined in this Current Report on Form 8-K shall have the meanings set forth in the Change of Control and Severance Agreement.

In connection with his employment, Mr. Hanna also entered into a Confidential Information, Invention Assignment, Non-Competition, and Arbitration Agreement (the “CIIA Agreement”) with the Company, which includes indefinite confidentiality provision, invention assignment, non-compete covenants during his employment, non-solicit covenants during his employment and for twelve months thereafter, and an agreement to arbitrate all employment-related disputes.

The foregoing descriptions of the Offer Letter, the Change of Control and Severance Agreement and the CIIA Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Offer Letter, the Change of Control and Severance Agreement and the CIIA Agreement, which are filed as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

In connection with Mr. Hanna’s appointment, the Company also entered into the Company’s standard indemnity agreement with Mr. Hanna, a copy of which is filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Item 8.01	Other Events.

On April 16, 2024, the Company issued a press release announcing the appointment of Mr. Hanna as the Company’s President and Chief Executive Officer and to the Board. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated March 24, 2024, between CareDx, Inc. and John Hanna.

10.2	Change of Control and Severance Agreement, dated March 25, 2024, between CareDx, Inc. and John Hanna.

10.3	Confidential Information, Invention Assignment, Non-Competition, and Arbitration Agreement, dated March 24, 2024, between CareDx, Inc. and John Hanna.

99.1	Press release dated April 16, 2024.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2024	CAREDX, INC.

	By:	/s/ Abhishek Jain
Abhishek Jain
Chief Financial Officer